PROXY

                            NSA INTERNATIONAL, INC.
                             4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned appoints Stan C. Turk or Karen M. Morris with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of NSA International, Inc. (the "Corporation") at the close of business on February 3, 1999, which I would be entitled to vote if personally present at the Annual and Special Meeting of Shareholders of the Corporation to be held at the East Memphis Hilton, 5069 Sanderlin Avenue, Memphis, Tennessee 38117 on March 4, 1999, at 10:00 p.m., local time, and at any and all adjournments, upon the matters set forth in the notice of said meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.


    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

(1) To approve a proposal (a) to approve and adopt an Amended and Restated Charter for the Corporation which would effect a one-for-2,400 reverse split of the Corporation's common stock, $.05 par value (the "Common Stock"), by reducing the number of authorized shares of Common Stock from 100,000,000 shares to 41,666 shares, $120.00 par value (such new shares of common stock to be referred to herein as the "New Common Stock") AND (b) for a cash payment of $1 1/8 per share of the currently outstanding Common Stock in lieu of the issuance of any resulting fractional shares of New Common Stock after the reverse stock split.

    The Board of Directors recommends a vote FOR the proposal.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

(2) To elect 3 Class I Directors

[ ] FOR all nominees listed below (except as indicated to the contrary below).
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

         A. Jay Martin         Charles R. Evans, Jr.        J. Neil Rood

INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

--------------------------------------------------------------------------------

(3) To ratify the selection of Deloitte & Touche LLP as the Corporations independent accountants and auditors for the fiscal year ending April 30, 1999.

                [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

                                                 Dated:                   , 1999
                                                    ----------------------------

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature (if jointly held)

                                                 -------------------------------
                                                 Print Name(s) of Shareholder(s)

                                                 (Please sign exactly as your
                                                 printed name appears hereon.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give your full title. If shares
                                                 are held jointly, each holder
                                                 should sign.)